EXHIBIT 4.5
WARRANT AGREEMENT
Dated May 25, 2010
between
ZIONS BANCORPORATION
and
ZIONS FIRST NATIONAL BANK
as Warrant Agent

TABLE OF CONTENTS
Page
ARTICLE 1
DEFINITIONS
Section 1.01.    Certain Definitions    1
ARTICLE 2
ISSUANCE, EXECUTION AND TRANSFER OF WARRANTS
Section 2.01.     Issuance of Warrants    7
Section 2.02.    Execution and Authentication of Warrants    8
Section 2.03.    Form of Warrant Certificates    8
Section 2.04.    Transfer, Exchange and Substitution    9
Section 2.05.    Global Warrants    10
Section 2.06.    Surrender of Warrant Certificates; Cancellation    11
ARTICLE 3
EXERCISE AND SETTLEMENT OF WARRANTS
Section 3.01.     Exercise of Warrants    11
Section 3.02.    Procedure for Exercise    11
Section 3.03.    Automatic Exercise of Warrants    12
Section 3.04.    Settlement of Warrants    12
Section 3.05.    Delivery of Common Stock    12
Section 3.06.    Payments to the Company    13
Section 3.07.    No Fractional Shares to Be Issued    13
Section 3.08.    Acquisition of Warrants by Company    13
Section 3.09.    Direction of Warrant Agent    13
ARTICLE 4
EXERCISE OF WARRANTS IN CONNECTION WITH A DESIGNATED EVENT
Section 4.01.     Increase in Number of Shares Deliverable Upon Designated Event    14
Section 4.02.    Notice of Designated Event    14
Section 4.03.    Additional Shares    15
Section 4.04.    Cash Designated Event Settlement    16
ARTICLE 5
EXERCISE OF WARRANTS IN CONNECTION WITH AN ACCOUNTING EVENT
Section 5.01.     Increase in Number of Shares Deliverable Upon Accounting Event    16
Section 5.02.    Manner of Exercise    16
Section 5.03.    Calculation of Number of Additional Shares    17
ARTICLE 6
ADJUSTMENTS
Section 6.01.     Adjustments to Exercise Price    17
Section 6.02.    Adjustments to Number of Shares    23
Section 6.03.    Certain Distributions of Rights and Warrants    23
Section 6.04.    Shareholder Rights Plans    24
Section 6.05.    Discretionary Adjustments    24
Section 6.06.    Restrictions on Adjustments    24
Section 6.07.    Recapitalizations, Reclassifications and Other Changes    25
Section 6.08.    Consolidation, Merger and Sale of Assets    27
Section 6.09.    Common Stock Outstanding    28
Section 6.10.    Covenant to Reserve Shares for Issuance on Exercise    28
Section 6.11.    Company’s Determinations Final    29
Section 6.12.    Notice of Adjustments    29
Section 6.13.    Warrant Agent Not Responsible for Adjustments    29
Section 6.14.    Statements on Warrants    29
Section 6.15.    Public Announcement of Adjustments    30
Section 6.16.    Deferral of Adjustments    30
Section 6.17.    Limitations on Adjustment for Issuance of Common Stock or Preferred Stock    30
ARTICLE 7
OTHER PROVISIONS RELATING TO RIGHTS OF WARRANTHOLDERS
Section 7.01.     No Rights as Stockholders    30
Section 7.02.    Mutilated or Missing Warrant Certificates    30
Section 7.03.    Modification, Waiver and Meetings    31
ARTICLE 8
CONCERNING THE WARRANT AGENT AND OTHER MATTERS
Section 8.01.     Payments Generally    32
Section 8.02.    Payment of Certain Taxes    32
Section 8.03.    Certain Tax Filings    33
Section 8.04.    Change of Warrant Agent    33
Section 8.05.    Compensation; Further Assurances    34
Section 8.06.    Reliance on Counsel    34
Section 8.07.    Proof of Actions Taken    35
Section 8.08.    Correctness of Statements    35
Section 8.09.    Validity of Agreement    35
Section 8.10.    Use of Agents    35
Section 8.11.    Indemnification of Warrant Agent    35
Section 8.12.    Legal Proceedings    35
Section 8.13.    Other Transactions in Securities of the Company    36
Section 8.14.    Actions as Agent    36
Section 8.15.    Appointment and Acceptance of Agency    36
Section 8.16.    Liability of Warrant Agent    36
Section 8.17.    Successors and Assigns    36
Section 8.18.    Notices    36
Section 8.19.    Applicable Law    37
Section 8.20.    Benefit of this Warrant Agreement    37
Section 8.21.    Registered Warrantholders    37
Section 8.22.    Inspection of this Warrant Agreement    38
Section 8.23.    Headings    38
Section 8.24.    Counterparts    38

WARRANT AGREEMENT
This Warrant Agreement, dated May 25, 2010 (this “Warrant Agreement”), is between ZIONS BANCORPORATION, a corporation organized under the laws of the State of Utah (the “Company”), and ZIONS FIRST NATIONAL BANK, a national banking association organized under the laws of the United States with its principal place of business in the State of Utah (the “Warrant Agent”).
WITNESSETH THAT:
WHEREAS, the Company proposes to issue Warrants (as defined herein) to purchase the Number of Shares (as defined herein) of Common Stock of the Company upon the terms and conditions set forth herein and in the Warrant Certificates (as defined herein) evidencing the Warrants; and
WHEREAS, the Company desires that the Warrant Agent act on behalf of the Company, and the Warrant Agent is willing to act, in connection with the issuance, exchange, transfer, substitution and exercise of Warrants.
NOW, THEREFORE, in consideration of the mutual agreements herein contained, the Company and the Warrant Agent agree as follows:
ARTICLE 1
DEFINITIONS
Section 1.01.    Certain Definitions. As used in this Warrant Agreement, the following terms shall have their respective meanings set forth below:
“$” and “Dollars” refers to such coin or currency of the United States as at any time of payment is legal tender for the payment of public and private debts.
“Accounting Event” means a reasonable determination by the Board of Directors that, under accounting rules, interpretations thereof or guidance thereunder (either formal or informal) issued by any accounting regulatory body, including the Securities and Exchange Commission, Financial Accounting Standards Board or Emerging Issues Task Force, the Company is required to account for the Warrants as either derivatives under the Financial Accounting Standards Board’s Accounting Standards Codification (“FASB ASC”) Section 815 “Derivatives and Hedging” (or any successor guidance) or as a liability under FASB ASC Section 480 “Distinguishing Liabilities from Equity” (or any successor guidance) or a derivative or liability under similar guidance by any other designated standard setter that issues or publishes accounting standards applicable to the Company; provided that, as a result of such determination, such accounting treatment for the Warrants shall take effect as of a date that is either prior to the date of such determination or within three months thereafter; and provided, further, that it shall not be an Accounting Event if any such determination arises from actions taken by the Company or any of its subsidiaries that amended or changed the terms of the Warrants.
“Accounting Event Effective Date” with respect to an Accounting Event means the date on which the Board of Directors makes the relevant determination with respect thereto.
“Accounting Exercise Date” has the meaning set forth in Section 5.01.
“Adjustment Event” has the meaning set forth in Section 6.16.
“Agent Members” has the meaning set forth in Section 2.05(b).
“Applicable Price” means, for any Designated Event, (i) if the consideration paid to holders of Common Stock in connection with such Designated Event consists exclusively of Cash, the amount of such Cash per share of Common Stock, and (ii) in all other cases, the average of the last reported sale prices of Common Stock for the 10 consecutive Trading Days immediately preceding the Effective Date of such Designated Event.
“Authentication Order” means a written order for authentication and delivery of Warrants, signed in the name of the Company by any two officers, at least one of whom must be its Chairman, its Chief Executive Officer, its Chief Financial Officer, its Treasurer, an Assistant Treasurer, or its Controller, and delivered to the Warrant Agent.
“Board of Directors” means the board of directors of the Company or any committee of such board of directors duly authorized to exercise the power of such board of directors with respect to the matters provided for in this Warrant Agreement as to which the board of directors is authorized or required to act.
“Business Day” means any day other than (i) a Saturday or Sunday or (ii) a day on which state or federally chartered banking institutions in New York City are not required to be open.
“Calculation Period” with respect to any Warrant means the 10 consecutive Trading Day period beginning on and including the Exercise Date for such Warrant, except that if a Warrant is exercised at any time after the 10th Scheduled Trading Day prior to the Expiration Date and until the Close of Business on the Expiration Date or upon a Cash Designated Event, then (i) the Warrant will be deemed to have been exercised the 10th Trading Day immediately preceding the Expiration Date or the Effective Date of such Cash Designated Event, as the case may be, and (ii) the Calculation Period for such Warrant will commence on the 10th Trading Day immediately preceding the Expiration Date or the Effective Date of such Cash Designated Event, as the case may be.
“Capital Stock” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of the Company.
“Cash” means such coin or currency of the United States as at any time of payment is legal tender for the payment of public and private debts.
“Cash Designated Event” has the meaning set forth in Section 4.04.
“Certificated Warrant” means a Warrant represented by a Warrant Certificate, in definitive, fully registered form that is not a Global Warrant.
“Close of Business” means 5:00 p.m., New York City time.
“Closing Sale Price” with respect to the Common Stock or any other security means, as of any date, the last reported per share sales price of a share of Common Stock or such other security on such date (or, if no last reported sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices on such date) as reported on the Nasdaq, or, if the Common Stock or such other security is not listed on the Nasdaq, as reported by the principal United States national or regional securities exchange or quotation system on which the Common Stock or such other security is then listed or quoted; provided, however, that, in the absence of such quotations, the Board of Directors will make a good faith determination of the Closing Sale Price.
If, during a period applicable for calculating the Closing Sale Price, an issuance, distribution, subdivision, combination or other transaction or event occurs that requires an adjustment to the Exercise Price or Number of Shares pursuant to Article 6, the Closing Sale Price shall be calculated for such period in a manner determined by the Company in good faith to appropriately reflect the impact of such issuance, distribution, subdivision or combination on the price of the Common Stock during such period.
“Common Stock” means the common stock, no par value per share, of the Company authorized at the date of this Warrant Agreement or as such stock may be constituted from time to time. Subject to the provisions of Section 6.07 and Section 6.08, shares for which Warrants are exercisable shall include only shares of the class designated as Common Stock of the Company as of the date of this Warrant Agreement or shares of any class or classes resulting from any reclassification or reclassifications or change or changes thereof and that have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, and if at any time there shall be more than one such resulting class, the shares of each such class for which such Warrants are then exercisable shall be substantially in the proportion that the total number of shares of such class resulting from all such reclassifications or changes bears to the total number of shares of all such classes resulting from such reclassifications or changes.
“Company” has the meaning set forth in the preamble to this Warrant Agreement.
“Daily Settlement Amount” means, for each exercised Warrant, on each of the 10 consecutive Trading Days during the related Calculation Period, one-tenth (1/10th) of a number of shares (the “Daily Net Share Settlement Value”) equal to the product of (i) the Number of Shares and (ii) (A) the Daily VWAP of the Common Stock on such day, minus the applicable Exercise Price, divided by (B) such Daily VWAP. The Daily Net Share Settlement Value will be calculated to the nearest 1/10,000th of a share.
“Daily VWAP” of the Common Stock (or any security that is part of the Reference Property, if applicable), in respect of any Trading Day, means the per share volume-weighted average price of the Common Stock (or such other security) as displayed under the heading “Bloomberg VWAP” on Bloomberg Page ZION Equity AQR (or its equivalent successor if such page is not available, or the Bloomberg Page for any security that is part of the Reference Property, if applicable) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day, without regard to after-hours trading or any trading outside the regular trading session, or, if such volume-weighted average price is unavailable (or the Reference Property is not a security), the market value of one share of Common Stock (or other Reference Property) on such Trading Day as determined by the Board of Directors in good faith in a commercially reasonable manner, using a volume-weighted average price method (unless the Reference Property is not a security); provided that, in making a volume-weighted average price determination, the Board of Directors may rely conclusively on the determination of daily volume-weighted average price for such Trading Day made by an independent nationally recognized securities dealer selected by the Board of Directors).
“Depositary” means The Depository Trust Company, its nominees, and their respective successors.
“Designated Event” means any of the following:
(i)    any “person” or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) has become the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of shares of the Company’s Voting Stock representing 50% or more of the total voting power of all outstanding classes of the Company’s Voting Stock;
(ii)    the Company consolidates with, enters into a binding share exchange with, or merges with or into, another person or the Company sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets, or any person consolidates with, or merges with or into, the Company, in any such event, other than any transaction:
(A)    pursuant to which the persons that “beneficially owned,” directly or indirectly, the shares of the Company’s Voting Stock immediately prior to such transaction “beneficially own,” directly or indirectly, shares of the Company’s Voting Stock representing at least a majority of the total voting power of all outstanding classes of Voting Stock of the surviving or transferee person, or of the parent entity of such surviving or transferee person, and such holders’ proportional voting power immediately after such transaction vis-à-vis each other with respect to the securities they receive in such transaction shall be in substantially the same proportions as their respective voting power vis-à-vis each other immediately prior to such transaction; or
(B)    which is effected solely to change jurisdiction of incorporation of the Company and results in a reclassification, conversion or exchange of outstanding shares of the Common Stock solely into shares of common stock of the surviving entity; or
(iii)    the holders of the Company’s Capital Stock approve any plan or proposal for the liquidation or dissolution of the Company.
“Determination Date” has the meaning set forth in Section 6.16.
“Dividend Threshold Amount” means $0.01 per share of Common Stock per quarter in the case of regular Cash dividends, adjusted in a manner proportional to adjustments made to the Exercise Price other than pursuant to Section 6.01(d) and to account for any change in the frequency of payment of the regular Cash dividend of the Company, and $0.00 in all other cases.
“Effective Date” has the meaning set forth in Section 4.01(a).
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Ex-Date” means, with respect to any dividend or distribution, the first date on which the shares of Common Stock trade, regular way, on the relevant exchange or in the relevant market from which the sale price was obtained, without the right to receive such dividend or distribution.
“Exercise Date” has the meaning set forth in Section 3.02(b).
“Exercise Price” means initially $36.63 per share of Common Stock for which a Warrant is exercisable, subject to adjustment pursuant to Article 6.
“Expiration Date” means, for any Warrant, May 22, 2020, regardless of whether such date is a Trading Day.
“Global Warrant” means a Warrant in the form of a permanent global Warrant Certificate, in definitive, fully registered form.
“Global Warrant Legend” has the meaning set forth in Section 2.05(a).
“Market Disruption Event” means (i) a failure by the primary United States exchange or market on which shares of Common Stock are listed or admitted to trading to open for trading during its regular trading session or (ii) the occurrence or existence prior to 1:00 p.m., New York City time, on any Scheduled Trading Day for shares of Common Stock for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) in shares of Common Stock or in any options, contracts or futures contracts relating to the Common Stock.
“Measurement Period” has the meaning set forth in Section 6.01(e).
“Nasdaq” means the Nasdaq Global Select Market.
“Net Share Amount” has the meaning set forth in Section 3.04.
“Net Share Settlement” means the settlement method pursuant to which an exercising Warrantholder shall be entitled to receive from the Company, for each Warrant exercised, a number of shares of Common Stock equal to the Net Share Amount without any payment therefor.
“Number of Shares” means the number of shares of Common Stock for which a Warrant is exercisable, which is subject to adjustment pursuant to Article 6. Initially, the Number of Shares shall be one.
“Number of Warrants” means, for a Warrant Certificate, the “Number of Warrants” specified on the face of such Warrant Certificate or, in the case of a Global Warrant, on Schedule A to such Warrant Certificate.
“Offer Expiration Date” has the meaning set forth in Section 6.01(e).
“Offer Expiration Time” has the meaning set forth in Section 6.01(e).
“Officer’s Certificate” means a certificate signed by any two officers of the Company, at least one of whom must be its Chairman, its Chief Executive Officer, its Chief Financial Officer, its Treasurer, an Assistant Treasurer, or its Controller.
“Open of Business” means 9:00 a.m., New York City time.
“Opinion of Counsel” means an opinion in writing signed by legal counsel, who may be an employee of or counsel to the Company and who shall otherwise be reasonably satisfactory to the Warrant Agent.
“Person” means an individual, partnership, firm, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.
“Preferred Stock” means the preferred stock of the Company authorized at the date of this Warrant Agreement or as such stock may be constituted from time to time.
“Record Date” means, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any Cash, securities or other property or in which Common Stock (or other applicable security) is exchanged for or converted into any combination of Cash, securities or other property, the date fixed for determination of holders of Common Stock entitled to receive such Cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).
“Reference Property” has the meaning set forth in Section 6.07(a).
“Reorganization Event” has the meaning set forth in Section 6.07(a).
“Scheduled Trading Day” means any day that is scheduled to be a Trading Day.
“Settlement Date” means, in respect of a Warrant that is exercised hereunder, the third Trading Day immediately following end of the applicable Calculation Period, subject to the last sentence of Section 3.04.
“Spin-Off” has the meaning set forth in Section 6.01(c).
“Trading Day” for a listed or traded security means a day on which (i) there is no Market Disruption Event, (ii) trading in the Common Stock (or any security that is part of the Reference Property, if applicable) generally occurs on the Nasdaq or, if the Common Stock (or such other Reference Property) is not then listed on the Nasdaq, on the principal other United States national or regional securities exchange on which the Common Stock (or such other Reference Property) is then listed or, if the Common Stock (or such other Reference Property) is not then listed on a United States national or regional securities exchange, on the principal other market on which the Common Stock (or such other Reference Property) is then traded, and (iii) the scheduled closing time for regular trading on the relevant market or exchange is 4:00 p.m., New York City time, or the then-standard closing time for regular trading on such relevant exchange or market. If the Common Stock (or such other reference property) is not so listed or traded, “Trading Day” means a Business Day.
“Trigger Event” has the meaning set forth in Section 6.03(a).
“Unit of Reference Property” has the meaning set forth in Section 6.07(a).
“Unit Value” has the meaning set forth in Section 6.07(c).
“Valuation Period” has the meaning set forth in Section 6.01(c).
“Voting Stock” means Capital Stock entitled to vote generally in elections of directors, or having the power, directly or indirectly, to elect a majority of the members of the Board of Directors.
“Warrant” means a warrant of the Company to purchase the Number of Shares and issued pursuant to this Warrant Agreement with the terms, conditions and rights set forth in this Warrant Agreement and in the Warrant Certificates evidencing the Warrants.
“Warrant Agent” means Zions First National Bank, in its capacity as warrant agent hereunder, or any successor warrant agent pursuant hereto.
“Warrant Agreement” means this Warrant Agreement, dated as of May 25, 2010, as it may be amended pursuant to the terms hereof.
“Warrant Certificate” means any certificate representing Warrants satisfying the requirements set forth in Section 2.03.
“Warrant Register” has the meaning set forth in Section 2.04(a).
“Warrantholder” means each Person in whose name Warrants are registered in the Warrant Register.
ARTICLE 2
ISSUANCE, EXECUTION AND TRANSFER OF WARRANTS
Section 2.01.    Issuance of Warrants. (a) Warrants shall be issued in registered form only. The Company shall have executed and delivered to the Warrant Agent, for authentication and delivery, all Warrant Certificates, together with an Authentication Order with respect thereto, evidencing an initial aggregate Number of Warrants equal to 21,077,227 (such Number of Warrants subject to adjustment from time to time as described herein). The Warrant Agent shall have, upon receipt of such Warrant Certificate(s) and Authentication Order, authenticated and delivered such Warrant Certificate(s) in accordance with Section 2.02 and registered such Warrants in the name of the Warrantholder(s), initially the Depositary, in accordance with Section 2.05. All such Warrants shall be dated as of the date hereof.
(b)    On any one or more dates after the execution and delivery of this Warrant Agreement, additional Warrant Certificates evidencing Warrants may be issued in accordance with this Section 2.01. Any such additional Warrants may be offered at a different public offering price than the Warrants dated as of the date hereof. Any additional Warrants issued after the execution and delivery of this Warrant Agreement will become part of the same series as the Warrants issued on the date hereof; provided that no such additional Warrants may be issued unless they will be fungible with the Warrants dated as of the date hereof for United States federal income tax and securities law purposes.
(c)    All Warrants issued under this Warrant Agreement shall in all respects be equally and ratably entitled to the benefits hereof, without preference, priority, or distinction on account of the actual time of the issuance and authentication or any other terms thereof.
Section 2.02.    Execution and Authentication of Warrants. (a) Warrants shall be executed on behalf of the Company by any of the Chairman, its Chief Executive Officer, its Chief Financial Officer, its Treasurer, an Assistant Treasurer, or its Controller and attested by its Secretary or any one of its Assistant Secretaries. The signature of any of these officers on any Warrant may be manual or facsimile. Typographical and other minor errors or defects in any such signature shall not affect the validity or enforceability of any Warrant that has been duly authenticated and delivered by the Warrant Agent.
(b)    Warrants bearing the manual or facsimile signatures of individuals, each of whom was, at the time he or she signed such Warrant or his or her facsimile signature was affixed to such Warrant, as the case may be, a proper officer of the Company, shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Warrants or did not hold such offices at the date of such Warrants.
(c)    No Warrant shall be entitled to any benefit under this Warrant Agreement or be valid or obligatory for any purpose unless there appears on such Warrant a certificate of authentication substantially in the form provided for herein executed by the Warrant Agent by manual or facsimile signature, and such certificate upon any Warrant shall be conclusive evidence, and the only evidence, that such Warrant has been duly authenticated and delivered hereunder.
Section 2.03.    Form of Warrant Certificates. Each Warrant Certificate shall be in substantially the form set forth in Exhibit A hereto and shall have such insertions as are appropriate or required or permitted by this Warrant Agreement and may have such letters, numbers or other marks of identification and such legends and endorsements, stamped, printed, lithographed or engraved thereon, (a) as the Company may deem appropriate and as are not inconsistent with the provisions of this Warrant Agreement, (b) such as may be required to comply with this Warrant Agreement, any law or any rule of any securities exchange on which Warrants may be listed, and (c) such as may be necessary to conform to customary usage.
Section 2.04.    Transfer, Exchange and Substitution. (a) The Company shall cause to be kept at the office of the Warrant Agent, and the Warrant Agent shall maintain, a register (the “Warrant Register”) in which the Company shall provide for the registration of Warrants and transfers, exchanges or substitutions of Warrants as herein provided. All Warrants issued upon any registration of transfer or exchange of or substitution for Warrants shall be valid obligations of the Company, evidencing the same obligations, and entitled to the same benefits under this Warrant Agreement, as Warrants surrendered for such registration of transfer, exchange or substitution.
(b)    A Warrantholder may transfer a Warrant only upon surrender of such Warrant for registration of transfer. No such transfer shall be effected until, and the transferee shall succeed to the rights of a Warrantholder only upon, final acceptance and registration of the transfer in the Warrant Register by the Warrant Agent. Prior to the registration of any transfer of a Warrant by a Warrantholder as provided herein, the Company, the Warrant Agent, and any agent of the Company or the Warrant Agent may treat the Person in whose name Warrants are registered as the owner thereof for all purposes and as the Person entitled to exercise the rights represented thereby, any notice to the contrary notwithstanding.
(c)    Warrants may be presented or surrendered for registration of transfer, or for exchange or substitution at the offices of the Warrant Agent. Every Warrant presented or surrendered for registration of transfer or for exchange or substitution shall (if so required by the Company or the Warrant Agent) be duly endorsed, or be accompanied by a duly executed instrument of transfer in form satisfactory to the Company and the Warrant Agent, by the holder thereof or such Warrantholder’s attorney, duly authorized in writing.
(d)    When Warrants are presented to the Warrant Agent with a request to register the transfer of, or to exchange or substitute, such Warrants, the Warrant Agent shall register the transfer or make the exchange or substitution as requested if its requirements for such transactions and any applicable requirements hereunder are satisfied, which requirements may include, as applicable, the signature guarantee of a guarantor institution approved by The Securities Transfer Association. To permit registrations of transfers, exchanges and substitutions, the Company shall execute Warrant Certificates at the Warrant Agent’s request and the Warrant Agent shall countersign and deliver such Warrant Certificates. No service charge shall be made for any registration of transfer or exchange of or substitution for Warrants, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer of Warrants.
(e)    If less than all Warrants represented by a Certificated Warrant are transferred, exchanged or substituted in accordance with this Warrant Agreement, the Warrant Certificate shall be surrendered to the Warrant Agent and a new Warrant Certificate for a Number of Warrants equal to the Warrants represented by such Warrant Certificate that were not transferred, exchanged or substituted, registered in such name or names as may be directed in writing by the surrendering Warrantholder, shall be executed by the Company and delivered to the Warrant Agent and the Warrant Agent shall countersign such new Warrant Certificate and shall deliver such new Warrant Certificate to the Person or Persons entitled to receive the same.
Section 2.05.    Global Warrants. (a) The Warrants shall initially be issued in the form of one or more Global Warrants. Any Global Warrant shall bear the legend substantially in the form set forth in Exhibit B hereto (the “Global Warrant Legend”).
(b)    So long as a Global Warrant is registered in the name of the Depositary, members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Warrant Agreement with respect to the Global Warrant held on their behalf by the Depositary or the Warrant Agent as its custodian, and the Depositary may be treated by the Company, the Warrant Agent and any agent of the Company or the Warrant Agent as the absolute owner of such Global Warrant for all purposes. Accordingly, any such owner’s beneficial interest in such Global Warrant will be shown only on, and the transfer of such interest shall be effected only through, records maintained by the Depositary or its Agent Members, and neither the Company nor the Warrant Agent shall have any responsibility with respect to such records maintained by the Depositary or its Agent Members. Notwithstanding the foregoing, nothing herein shall (i) prevent the Company, the Warrant Agent or any agent of the Company or the Warrant Agent from giving effect to any written certification, proxy or other authorization furnished by the Depositary or (ii) impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Warrantholder.
(c)    Any holder of a Global Warrant registered in the name of the Depositary shall, by acceptance of such Global Warrant, agree that transfers of beneficial interests in such Global Warrant may be effected only through a book-entry system maintained by the holder of such Global Warrant (or its agent), and that ownership of a beneficial interest in Warrants represented thereby shall be required to be reflected in book-entry form.
(d)    Transfers of a Global Warrant registered in the name of the Depositary shall be limited to transfers in whole, and not in part, to the Company, the Depositary, and their respective successors and nominees. Interests of beneficial owners in a Global Warrant registered in the name of the Depositary shall be transferred in accordance with the rules and procedures of the Depositary.
(e)    A Global Warrant registered in the name of the Depositary shall be exchanged for Certificated Warrants only if (i) the Depositary (A) has notified the Company that it is unwilling or unable to continue as or ceases to be a clearing agency registered under Section 17A of the Exchange Act and (B) a successor to the Depositary registered as a clearing agency under Section 17A of the Exchange Act is not able to be appointed by the Company within 90 days or (ii) the Depositary is at any time unwilling or unable to continue as Depositary and a successor to the Depositary is not able to be appointed by the Company within 90 days. In any such event, a Global Warrant registered in the name of the Depositary shall be surrendered to the Warrant Agent for cancellation, and the Company shall execute, and the Warrant Agent shall countersign and deliver, to each beneficial owner identified by the Depositary, in exchange for such beneficial owner’s beneficial interest in such Global Warrant, Certificated Warrants representing, in the aggregate, the Number of Warrants theretofore represented by such Global Warrant with respect to such beneficial owner’s beneficial interest. Any Certificated Warrant delivered in exchange for an interest in a Global Warrant pursuant to this Section 2.05(e) shall not bear the Global Warrant Legend. Interests in the Global Warrant may not be exchanged for Certificated Warrants other than as provided in this Section 2.05(e).
(f)    The holder of a Global Warrant registered in the name of the Depositary may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Warrantholder is entitled to take under this Warrant Agreement or the Warrant.
Section 2.06.    Surrender of Warrant Certificates; Cancellation. Any Warrant Certificate surrendered for registration of transfer, exchange, substitution or exercise of Warrants represented thereby shall, if surrendered to the Company, be delivered to the Warrant Agent, and all Warrant Certificates surrendered or so delivered to the Warrant Agent shall be promptly cancelled by the Warrant Agent and shall not be reissued by the Company and, except as provided in Section 2.04(e) in case of an exchange, transfer or substitution, or Section 3.05(a)(iii) in case of the exercise of less than all Warrants represented thereby, or Section 7.02 in case of mutilation, no Warrant Certificate shall be issued hereunder in lieu thereof. The Warrant Agent shall deliver to the Company from time to time or otherwise dispose of such cancelled Warrant Certificates as the Company may direct.
ARTICLE 3
EXERCISE AND SETTLEMENT OF WARRANTS
Section 3.01.    Exercise of Warrants. At any time prior to the Close of Business on the Expiration Date, a Warrantholder shall be entitled to exercise, in accordance with this Article 3, the full Number of Warrants represented by any Warrant Certificate then registered in such Warrantholder’s name or any portion thereof (which shall not include any fractional Warrants). Subject to automatic exercise of Warrants pursuant to Section 3.03, any Warrants not exercised prior to such time shall expire unexercised.
Section 3.02.    Procedure for Exercise. (a) To exercise a Warrant prior to the Close of Business on the Expiration Date (i) in the case of a Certificated Warrant, the Warrantholder must surrender the Warrant Certificate evidencing such Warrant at the principal office of the Warrant Agent, with the exercise notice set forth on the reverse of the Warrant Certificate duly completed and executed, together with any applicable transfer taxes as set forth in Section 8.02(b), or (ii) in the case of a Global Warrant, any Person with a beneficial interest in such Global Warrant must comply with the procedures established by the Depositary for the exercise of Warrants.
(b)    The date on which a Warrantholder complies with the requirements for exercise set forth in this Section 3.02 in respect of a Warrant is the “Exercise Date” for such Warrant; provided that, if such date is not a Trading Day or the Warrantholder satisfies such requirements after the Close of Business on a Trading Day, then the Exercise Date shall be (i) the immediately succeeding Trading Day, or (ii) if such date is the Expiration Date (including as a result of the automatic exercise of such Warrant pursuant to Section 3.03), the immediately preceding Trading Day.
(c)    No Cash will be payable by a Warrantholder in respect of the Exercise Price for a Warrant upon exercise; rather, as described in Section 3.04, the number of shares of Common Stock issuable in respect of an exercise of a Warrant will be determined based on a Net Share Settlement calculation.
Section 3.03.    Automatic Exercise of Warrants. An unexercised Warrant will be automatically exercised for the benefit of the Warrantholder (i) on the Expiration Date if a Warrant is not exercised by the Warrantholder prior to the Close of Business on the Expiration Date, or (ii) on the relevant Effective Date upon an occurrence of a Cash Designated Event, in each case of (i) and (ii) if any shares of Common Stock or Cash in lieu of any fractional shares are deliverable to the Warrantholder as a result of the Net Share Settlement calculation, or in the case of (ii) if additional shares are deliverable as a result of a Designated Event, as of the Expiration Date or such Effective Date, as applicable. As used in this Warrant Agreement, exercise of a Warrant means an exercise by the Warrantholder on or prior to the Close of Business on the Expiration Date or upon an automatic exercise as described in this Section 3.03, as applicable.
Section 3.04.    Settlement of Warrants. Net Share Settlement shall apply to each Warrant upon exercise of such Warrant. For each Warrant exercised hereunder, on the Settlement Date for such Warrant, the Company shall cause to be delivered to the Warrantholder a number of shares of Common Stock (which in no event will be less than zero) (the “Net Share Amount”) equal to the sum of the Daily Settlement Amounts for each of the 10 consecutive Trading Days during the related Calculation Period, together with Cash in respect of any fractional shares of Common Stock as provided in Section 3.07. Notwithstanding the foregoing, if any information required in order to calculate the Net Share Amount deliverable upon exercise of a Warrant will not be available as of the applicable Settlement Date, the Company shall deliver any additional shares of Common Stock resulting from that adjustment on the third Trading Day after the earliest Trading Day on which such calculation can be made.
Section 3.05.    Delivery of Common Stock. (a) In connection with the delivery of shares of Common Stock to a Warrantholder in respect of an exercised Warrant, the Warrant Agent shall:
(i)    at the Warrantholder’s option (A) deliver shares of Common Stock by electronic transfer (with the assistance of the Company and the transfer agent of the Common Stock, if necessary) to such Warrantholder’s account, or any other account as such Warrantholder may designate, at the Depositary or at an Agent Member, or (B) requisition from the transfer agent of the Common Stock and deliver to or upon the order of such Warrantholder a certificate or certificates for the number of full shares of Common Stock to which such Warrantholder is entitled, registered in such name or names as may be directed by such Warrantholder;
(ii)    deliver Cash to such Warrantholder in respect of any fractional shares of Common Stock, as provided in Section 3.07; and
(iii)    if the Number of Warrants represented by a Warrant Certificate shall not have been exercised in full, (A) in the case of a Certificated Warrant, deliver a new Warrant Certificate or (B) in the case of a Global Warrant, make the appropriate adjustments in Schedule A of such Global Warrant, in each case, countersigned by the Warrant Agent, for the balance of the number of Warrants represented by the surrendered Warrant Certificate.
(b)    Each Person in whose name any shares of Common Stock are delivered shall for all purposes be deemed to have become the holder of record of such shares as of the Settlement Date. However, if any such date is a date when the stock transfer books of the Company are closed, such Person shall be deemed to have become the holder of such shares on the next succeeding date on which the stock transfer books are open.
Section 3.06.    Payments to the Company. (a) Promptly after the Warrant Agent shall have taken the action required under Section 3.05 (or at such later time as may be mutually agreeable to the Company and the Warrant Agent), the Warrant Agent shall account to the Company with respect to any Warrants exercised. The Company shall reimburse the Warrant Agent for any amounts paid by the Warrant Agent in respect of a fractional share of Common Stock upon such exercise in accordance with Section 3.07 hereof.
(b)    The Company shall not be entitled to any interest on any funds received or held by the Warrant Agent pursuant to the terms of this Warrant Agreement.
Section 3.07.    No Fractional Shares to Be Issued. (a) Notwithstanding anything to the contrary in this Warrant Agreement, the Company shall not be required to issue any fraction of a share of Common Stock upon exercise of any Warrants.
(b)    The Company will at all times aggregate the number of shares of Common Stock deliverable for the Warrants exercised by the same ultimate beneficial owner of Warrants on the same day. If any fraction of a share of Common Stock would, except for the provisions of this Section 3.07, be deliverable on the exercise of any Warrant or Warrants, the Company shall pay the Warrantholder Cash in lieu of such fractional shares based on the average of the Daily VWAPs for the Common Stock over the relevant Calculation Period.
(c)    Each Warrantholder, by its acceptance of a Warrant Certificate, expressly waives its right to receive any fraction of a share of Common Stock or a stock certificate representing a fraction of a share of Common Stock.
Section 3.08.    Acquisition of Warrants by Company. The Company shall have the right, except as limited by law, to purchase or otherwise to acquire Warrants at such times, in such manner and for such consideration as it may deem appropriate and shall have agreed with the holder of such Warrants.
Section 3.09.    Direction of Warrant Agent. (a) The Company shall be responsible for performing all calculations required in connection with the exercise and settlement of the Warrants and the payment or delivery, as the case may be, to the Warrant Agent, as agent for the Warrantholders, of Cash and/or Common Stock as provided in this Warrant Agreement. In connection therewith, the Company shall provide prompt written notice to the Warrant Agent of the amount of Cash and the number of shares of Common Stock payable or deliverable, as the case may be, upon exercise and settlement of the Warrants, including, without limitation, the Net Share Amount.
(b)    Any Cash to be paid, or Common Stock to be delivered, to the Warrantholders hereunder shall be delivered to the Warrant Agent no later than the Business Day immediately preceding the date such consideration is required to be delivered to the Warrantholders.
(c)    The Warrant Agent shall have no liability for any failure or delay in performing its duties hereunder caused by any failure or delay of the Company in providing such calculations or items to the Warrant Agent. The Warrant Agent shall have no duty to verify or confirm any calculation called for hereunder. The Warrant Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock or Units of Reference Property that may at any time be issued or delivered upon the exercise of any Warrant, and it makes no representation with respect thereto. The Warrant Agent shall not be responsible for any failure of the Company to make any Cash payment or to issue, transfer or deliver any shares of Common Stock or stock certificates or Units of Reference Property, or to comply with any of the covenants of the Company contained in this Article 3.
ARTICLE 4
EXERCISE OF WARRANTS IN CONNECTION WITH A DESIGNATED EVENT
Section 4.01.    Increase in Number of Shares Deliverable Upon Designated Event. (d) If a Designated Event occurs prior to the Expiration Date and a Warrantholder elects to exercise its Warrants in connection with such Designated Event, the Company will increase the number of shares of Common Stock to which the Warrantholder is entitled with respect to such exercised Warrants as provided in this Article 4. An exercise of a Warrant shall be deemed for the purposes of this Article 4 to be “in connection with” a Designated Event if the Exercise Date for such Warrant falls during the period commencing on the effective date of the relevant Designated Event (the “Effective Date”) and ending on the 40th Scheduled Trading Day following the Effective Date for such Designated Event.
(e)    Notwithstanding Section 4.01(a), the number of shares of Common Stock shall not be increased in the case of any Designated Event if at least 90% of the consideration, excluding Cash payments for fractional shares of Common Stock and Cash payments made pursuant to dissenters’ appraisal rights, in a transaction otherwise constituting a Designated Event consists of shares of common stock, depositary receipts or other certificates representing common equity interests traded on the New York Stock Exchange, the Nasdaq or the Nasdaq Global Market (or any of their respective successors), or will be so traded immediately following such transaction, and as a result of such transaction such Warrants become exercisable solely for such consideration.
Section 4.02.    Notice of Designated Event. The Company shall notify the Warrantholders of the Effective Date of any Designated Event and issue a press release through Dow Jones & Company, Inc. or Bloomberg Business News or other similarly broad public medium that is customary for such press releases (and make the press release available on the Company’s website) announcing such Effective Date no later than five Business Days after such Effective Date. The Company will also use commercially reasonable efforts to give notice to Warrantholders of the anticipated Effective Date for a Designated Event (and issue a press release announcing same) not less than five Scheduled Trading Days prior to the anticipated Effective Date to the extent reasonably practicable in the circumstances. The failure to deliver such notice or issue such press release shall not affect the validity of such transaction.
Section 4.03.    Additional Shares. (g) The Number of Shares of Common Stock to which a Warrantholder is entitled upon exercise of a Warrant in connection with any Designated Event shall be determined by reference to the table below in Section 4.03(c) and shall be based on the Effective Date of, and the Applicable Price for, such Designated Event.
(h)    The Applicable Prices set forth in the first row of the table below (i.e., the column headers) shall each be adjusted at the same time and in the manner as the Exercise Price is adjusted as set forth in Article 6.
(i)    The following table sets forth the number of additional shares of Common Stock to be delivered per Warrant for the given Applicable Prices and Effective Dates:

Effective Date	Applicable Prices
	$5	$10	$15	$20	$25	$30	$35	$40	$45	$50	$60	$75	$100	$150	$200
5/22/2010	0.0479	0.1427	0.2294	0.3025	0.3634	0.4147	0.4581	0.4111	0.3416	0.2884	0.2131	0.1440	0.0825	0.0297	0.0069
5/22/2011	0.0363	0.1208	0.2042	0.2769	0.3389	0.3917	0.4369	0.3917	0.3238	0.2721	0.1995	0.1337	0.0759	0.0272	0.0064
5/22/2012	0.0259	0.0989	0.1776	0.2494	0.3122	0.3665	0.4136	0.3702	0.3042	0.2542	0.1845	0.1223	0.0686	0.0244	0.0059
5/22/2013	0.0169	0.0773	0.1499	0.2199	0.2831	0.3389	0.3878	0.3464	0.2824	0.2343	0.1680	0.1099	0.0608	0.0214	0.0052
5/22/2014	0.0098	0.0565	0.1212	0.1882	0.2512	0.3083	0.3591	0.3200	0.2581	0.2122	0.1498	0.0962	0.0523	0.0182	0.0045
5/22/2015	0.0046	0.0373	0.0920	0.1543	0.2162	0.2742	0.3270	0.2902	0.2309	0.1874	0.1295	0.0812	0.0432	0.0149	0.0037
5/22/2016	0.0016	0.0208	0.0630	0.1182	0.1775	0.2357	0.2904	0.2563	0.1999	0.1594	0.1068	0.0650	0.0337	0.0116	0.0030
5/22/2017	0.0003	0.0085	0.0358	0.0803	0.1344	0.1917	0.2480	0.2169	0.1641	0.1272	0.0815	0.0474	0.0240	0.0085	0.0023
5/22/2018	0.0000	0.0017	0.0133	0.0420	0.0862	0.1398	0.1970	0.1694	0.1214	0.0896	0.0531	0.0292	0.0148	0.0056	0.0016
5/22/2019	0.0000	0.0000	0.0011	0.0094	0.0334	0.0753	0.1305	0.1076	0.0675	0.0443	0.0226	0.0121	0.0069	0.0029	0.0009
11/22/2019	0.0000	0.0000	0.0000	0.0009	0.0089	0.0353	0.0845	0.0652	0.0333	0.0186	0.0088	0.0055	0.0034	0.0015	0.0005
5/22/2020	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

(j)    If the exact Applicable Price and/or Effective Date are not set forth in the table above, then:
(i)    if the actual Applicable Price is between two Applicable Prices in the table or the Effective Date is between two Effective Dates in the table, the number of additional shares of Common Stock to be delivered per Warrant shall be determined by a straight-line interpolation between the number of additional shares of Common Stock set forth for the higher and lower Applicable Prices and/or the earlier and later Effective Dates in the table, based on a 365-day year, as applicable;
(ii)    if the actual Applicable Price is in excess of $200.00 per share, subject to adjustment as set forth in Section 4.03(b), no additional shares of Common Stock shall be delivered upon exercise of any Warrant in connection with the relevant Designated Event; and
(iii)    if the Applicable Price is less than $5.00 per share, subject to adjustment as set forth in Section 4.03(b), no additional shares of Common Stock shall be delivered upon exercise of any Warrant in connection with the relevant Designated Event.
(k)    Notwithstanding the foregoing, in no event will the number of shares of Common Stock deliverable to the Warrantholder as a result of the Net Share Settlement calculation or as a result of a Designated Event or Accounting Event, individually or in aggregate, exceed the Number of Shares.
Section 4.04.    Cash Designated Event Settlement. Except as otherwise provided in this Article 4, the Company will settle exercise of Warrants exercised in connection with a Designated Event in accordance with Section 3.04; provided, however, that with respect to a Designated Event in connection with which all holders of Common Stock receive only Cash consideration for their shares of Common Stock (such Designated Event, a “Cash Designated Event”) the Company will settle the Warrants, which shall be automatically exercised upon such event, by delivering, on the third Business Day after the Exercise Date, for each Warrant, an amount of Cash equal to (i) the sum of (A) the number of shares of Common Stock deliverable to the Warrantholder as a result of the Net Share Settlement calculation as of the Effective Date for the Cash Designated Event as described in Section 3.04 herein plus (B) the number of additional shares described in this Section 4 multiplied by (ii) the per-share amount of Cash consideration paid in such Designated Event.
ARTICLE 5
EXERCISE OF WARRANTS IN CONNECTION WITH AN ACCOUNTING EVENT
Section 5.01.    Increase in Number of Shares Deliverable Upon Accounting Event. If an Accounting Event occurs prior to the Expiration Date, the Company will have the right to cause all (but not less than all) outstanding Warrants to be exercised on the 27th Trading Day following the Accounting Event Effective Date of such Accounting Event (such Trading Day, the “Accounting Exercise Date”) and, in connection with such exercise, the Company will increase the number of shares of Common Stock to which the Warrantholder is entitled with respect to such exercised Warrants as provided in this Article 5. If the Company determines to cause the Warrants to be so exercised, the Company will notify Warrantholders of the Accounting Event Effective Date and the anticipated Accounting Exercise Date, and will issue a press release as to such matters, no later than the Business Day following the date of the Accounting Event Effective Date.
Section 5.02.    Manner of Exercise. If the Company has caused the outstanding Warrants to be exercised in connection with an Accounting Event, all unexercised Warrants will be exercised for the benefit of the Warrantholders on the relevant Accounting Exercise Date if any shares of the Common Stock or Cash in lieu of any fractional shares is deliverable to the Warrantholders as a result of the Net Share Settlement calculation, or if additional shares are deliverable as a result of such Accounting Event as of such Accounting Exercise Date. The Calculation Period for any Warrant so exercised will commence on the 10th Trading Day immediately preceding the Accounting Exercise Date and end on the Trading Day immediately preceding the Accounting Exercise Date. The Company will otherwise settle exercise of Warrants exercised in connection with an Accounting Event in accordance with Section 3.04.
Section 5.03.    Calculation of Number of Additional Shares. The number of additional shares of Common Stock to which a Warrantholder will be entitled on exercise of the Warrants in connection with any Accounting Event will be determined by reference to the table set forth in Section 4.03(c) as if the Accounting Event was a Designated Event that was not a Cash Designated Event and the Accounting Event Effective Date was the Effective Date of such Designated Event, and the Applicable Price shall be determined in accordance with clause (ii) of that definition.
ARTICLE 6
ADJUSTMENTS
Section 6.01.    Adjustments to Exercise Price. The Exercise Price for the Warrants shall be subject to adjustment (without duplication) upon the occurrence of any of the following events. If any dividend, distribution or issuance described below is declared but not so paid or made, the Exercise Price shall again be adjusted to the Exercise Price that would have been in effect if such dividend, distribution or issuance had not been declared.
(l)    If the Company issues solely shares of Common Stock as a dividend or distribution on all or substantially all of its shares of Common Stock, or if the Company subdivides or combines its Common Stock, the Exercise Price shall be adjusted based on the following formula:

EP1 = EP0	×	OS0
OS1

where:

EP0	=
the Exercise Price in effect immediately prior to the Close of Business on the Ex-Date for such dividend or distribution, or immediately prior to the Open of Business on the effective date of such subdivision or combination, as the case may be;

EP1	=
the Exercise Price in effect immediately after the Close of Business on the Ex-Date for such dividend or distribution, or immediately after the Open of Business on the effective date of such subdivision or combination, as the case may be;

OS0	=
the number of shares of Common Stock outstanding immediately prior to the Close of Business on the Ex-Date for such dividend or distribution, or immediately prior to the Open of Business on the effective date of such subdivision or combination, as the case may be; and

OS1	=
the number of shares of Common Stock that would be outstanding immediately after giving effect to such dividend or distribution or immediately after the effective date of such subdivision or combination, as the case may be.

(m)    If the Company distributes any rights, options or warrants on all or substantially all of the shares of Common Stock entitling the holders of shares of Common Stock for a period of not more than 60 calendar days from the Ex-Date for such distribution to subscribe for or purchase shares of Common Stock (or securities convertible into Common Stock), at a price per share (or a conversion price per share) less than the average of the Closing Sale Prices of Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such distribution, the Exercise Price shall be decreased based on the following formula:

EP1 = EP0	×	OS0 + Y
OS0 + X

where:

EP0	=	the Exercise Price in effect immediately prior to the Close of Business on the Ex-Date for such distribution;
EP1	=	the Exercise Price in effect immediately after the Close of Business on the Ex-Date for such distribution;
OS0	=	the number of shares of Common Stock outstanding immediately prior to the Close of Business on the Ex-Date for such distribution;
X	=	the total number of shares of Common Stock issuable pursuant to such options, rights or warrants; and
Y	=
the number of shares of Common Stock equal to the quotient of (A) the aggregate price payable to exercise such rights, options or warrants divided by (B) the average of the Closing Sale Prices of Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such distribution.

To the extent that such rights, options or warrants are not exercised prior to their expiration or shares of the Common Stock are otherwise not delivered pursuant to such rights, options or warrants, upon the expiration, termination or maturity of such rights, options or warrants (except in a case where other consideration has been given in lieu of delivery of such Common Stock, in which case adjustment shall be as otherwise provided by the applicable clause of this Section 6.01), the exercise price will be readjusted to the exercise price that would then be in effect had the adjustments made upon the issuance of such rights, options or warrants been made on the basis of the delivery of only the number of shares of Common Stock actually delivered.
For purposes of this Section 6.01(b), in determining whether any rights, options or warrants entitle the holders to subscribe for or purchase Common Stock at less than the average of the Closing Sale Prices of Common Stock for each Trading Day in the applicable 10 consecutive Trading Day period, there shall be taken into account any consideration the Company receives for such rights, options or warrants and any amount payable on exercise thereof, with the value of such consideration, if other than Cash, to be determined in good faith by the Board of Directors.
(n)    If the Company distributes shares of its Capital Stock, evidences of the Company’s indebtedness or other assets or property of the Company on all or substantially all holders of shares of Common Stock (excluding (i) dividends or distributions (including subdivisions of Common Stock) referred to in Section 6.01(a) above; (ii) rights, options or warrants referred to in Section 6.01(b) above; (iii) dividends or distributions paid exclusively in Cash referred to in Section 6.01(d) or (e) below; (iv) Spin-Offs referred to further below in this Section 6.01(c); and (v) distributions of rights on all or substantially all holders of shares of Common Stock pursuant to the adoption of a shareholder rights plan), then the Exercise Price shall be decreased based on the following formula:

EP1 = EP0	×	SP0 - FMV
SP0
where:

EP0	=	the Exercise Price in effect immediately prior to the Close of Business on the Ex-Date for such distribution;
EP1	=	the Exercise Price in effect immediately after the Close of Business on the Ex-Date for such distribution;
SP0	=	the average of the Closing Sale Prices of Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Date for such distribution; and
FMV	=
the fair market value (as determined in good faith by the Board of Directors) of the shares of Capital Stock, evidences of indebtedness, assets or property distributed with respect to each outstanding share of Common Stock as of the Close of Business on the Ex-Date for such distribution.

If the then-fair market value of the portion of the shares of Capital Stock, evidences of indebtedness or other assets or property so distributed applicable to one share of Common Stock is equal to or greater than the average of the Closing Sale Prices of Common Stock over the 10 consecutive Trading Day period ending on the Trading Day immediately preceding the Ex-Date for such distribution, in lieu of the foregoing adjustment, adequate provisions shall be made so that each Warrantholder shall have the right to receive on exercise in respect of each Warrant held by such Warrantholder, in addition to the number of shares of Common Stock such Warrantholder is entitled to receive, the amount and kind of securities or assets such Warrantholder would have received had such Warrantholder already owned a number of shares of Common Stock deliverable upon exercise of its Warrant immediately prior to the Ex-Date for the distribution of the securities or assets.
With respect to an adjustment pursuant to this Section 6.01(c) where there has been a payment of a dividend or other distribution on Common Stock of shares of Capital Stock of any class or series, or similar equity interest, of or relating to a subsidiary or other business unit (a “Spin-Off”), the Exercise Price will be decreased based on the following formula:

EP1 = EP0	×	MP0
FMV + MP0
where:

EP0	=	the Exercise Price in effect immediately prior to the Close of Business on the Ex-Date for the Spin-Off;
EP1	=	the Exercise Price in effect immediately after the Close of Business on the Ex-Date for the Spin-Off;
FMV	=
the average of the Closing Sale Prices of the Capital Stock or similar equity interests distributed to holders of Common Stock applicable to one share of Common Stock over the first 10 consecutive Trading Day period commencing on, and including, the Ex-Date for the Spin-Off (the “Valuation Period”); and

MP0	=	the average of the Closing Sale Prices of the Common Stock over the Valuation Period.
The adjustment to the Exercise Price under the preceding paragraph of this Section 6.01(c) shall be made immediately after the Open of Business on the day after the last day of the Valuation Period, but will be given effect as of the Open of Business on the Ex-Date for the Spin-Off. If the Ex-Date for the Spin-Off is less than 10 Trading Days prior to, and including, the end of the Calculation Period in respect of any exercise of Warrants, references within this Section 6.01(c) to 10 Trading Days shall be deemed replaced, for purposes of calculating the average of the Closing Sale Prices of the Common Stock in respect of that exercise, with such lesser number of Trading Days as have elapsed from, and including, the Ex-Date for the Spin-Off to, and including, the last Trading Day of such Calculation Period. For purposes of determining the Exercise Price, in respect of any exercise during the 10 Trading Days commencing on the Ex-Date for any Spin-Off, references within the portion of this Section 6.01(c) related to “Spin-Offs” to 10 Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed from, and including, the Ex-Date for such Spin-Off to, but excluding, the relevant Exercise Date.
(o)    If the Company makes or pays any Cash dividend or distribution to all, or substantially all, holders of outstanding Common Stock (other than (i) distributions described in Section 6.01(e) below, (ii) any dividend or distribution in connection with liquidation, dissolution or winding up of the Company and (iii) any regular quarterly Cash dividend on Common Stock to the extent that the aggregate amount of such Cash dividend per share of Common Stock does not exceed the Dividend Threshold Amount), the Exercise Price will be decreased based on the following formula:

EP 1 = EP0	×	SP0 - C
SP0
where:

EP0	=	the Exercise Price in effect immediately prior to the Close of Business on the Ex-Date for such dividend or distribution;
EP1	=	the Exercise Price in effect immediately after the Close of Business on the Ex-Date for such dividend or distribution;
SP0	=	the average of the Closing Sale Prices of Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Date for such distribution; and
C	=	the amount in Cash per share that the Company distributes to holders of Common Stock for such dividend or distribution minus the Dividend Threshold Amount.

(p)    If the Company or any of subsidiaries of the Company makes a payment in respect of a tender offer or exchange offer (other than offers not treated as a tender offer or exchange offer subject to Rule 13e-4 under the Exchange Act) for Common Stock and, if the Cash and value of any other consideration included in the payment per share of Common Stock exceeds the average of the Closing Sale Prices of Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (such date, the “Offer Expiration Date,” and such period, the “Measurement Period”), the Exercise Price will be decreased based on the following formula:

EP 1 = EP0	×	OS0 x SP1
AC + (OS1 x SP1 )
where:

EP 0	=	the Exercise Price in effect immediately prior to the Open of Business on the Trading Day next succeeding the Offer Expiration Date;
EP1	=	the Exercise Price in effect immediately after the Open of Business on the Trading Day next succeeding the Offer Expiration Date;
AC	=	the aggregate value of all Cash and any other consideration (as determined in good faith by the Board of Directors) paid or payable for shares purchased in such tender or exchange offer;
OS0	=
the number of shares of Common Stock outstanding immediately prior to the time (the “Offer Expiration Time”) such tender offer or exchange offer expires (prior to giving effect to such tender offer or exchange offer);

OS1	=	the number of shares of Common Stock outstanding immediately after the Offer Expiration Time (after giving effect to such tender offer or exchange offer); and
SP1	=	the average of the Closing Sale Prices of Common Stock over the Measurement Period.
The adjustment to the Exercise Price under the preceding paragraph of this Section 6.01(e) shall be made immediately after the Open of Business on the day after the last day of the Measurement Period, but will be given effect at the Open of Business on the Trading Day next succeeding the Offer Expiration Date. If the Trading Day next succeeding the Offer Expiration Date is less than 10 Trading Days prior to, and including, the end of the Calculation Period in respect of any exercise of Warrants, references within this Section 6.01(e) to 10 Trading Days shall be deemed replaced, for purposes of calculating the average of the Closing Sale Prices of the Common Stock in respect of that exercise, with such lesser number of Trading Days as have elapsed from, and including, the Trading Day next succeeding the Expiration Date to, and including, the last Trading Day of such Calculation Period. For purposes of determining the Exercise Price, in respect of any exercise of Warrants during the 10 Trading Days commencing on the Trading Day next succeeding the offer Expiration Date, references within this Section 6.01(e) to 10 Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed from, and including, the Trading Day next succeeding the Offer Expiration Date to, but excluding, the relevant Exercise Date.
In the event that the Company or one of its subsidiaries is obligated to purchase shares of Common Stock pursuant to any such tender offer or exchange offer, but the Company or such subsidiary is permanently prevented by applicable law from effecting any such purchases, or all such purchases are rescinded, then the Exercise Price will again be adjusted to be the Exercise Price which would then be in effect if such tender offer or exchange offer had not been made. Except as set forth in the preceding sentence, if the application of this Section 6.01(e) to any tender offer or exchange offer would result in an increase in the Exercise Price, no adjustment will be made for such tender offer or exchange offer under this Section 6.01(e).
(q)    For the purposes of Sections 6.01(a), (b) and (c), any dividend or distribution to which Section 6.01(c) is applicable that also includes shares of Common Stock, or rights or warrants to subscribe for or purchase shares of Common Stock (or both), shall be deemed instead to be (i) a dividend or distribution of the indebtedness, assets or shares of Capital Stock other than such shares of Common Stock or rights or warrants (and any Exercise Price adjustment required by Section 6.01(c) with respect to such dividend or distribution shall be made in respect of such dividend or distribution (without regard to the parenthetical in Section 6.01(c) that begins with the word “excluding”)) (ii) immediately followed by a dividend or distribution of such shares of Common Stock or such rights or warrants (and any further Exercise Price adjustment required by Section 6.01(a) or (b), as the case may be, with respect to such dividend or distribution shall then be made), except any shares of Common Stock included in such dividend or distribution shall not be deemed “outstanding at the Close of Business on the Ex-Date.”
(r)    If any distribution or transaction described in Sections 6.01(a) to (e) has not yet resulted in an adjustment to the Exercise Price on the Exercise Date, and the shares that Warrantholders will receive on settlement are not entitled to participate in the relevant distribution or transaction (because they were not held on a related Record Date or otherwise), then the Company shall adjust the number of shares that the Company will deliver to the Warrantholders in respect of the relevant Trading Day to reflect the relevant distribution or transaction. Conversely, if an adjustment to the Exercise Price becomes effective on any Ex-Date, and a Warrantholder that has exercised its Warrants on or after such Ex-Date and on or prior to the related Record Date would nevertheless be treated as the record holder of shares of Common Stock as of the related Settlement Date based on an adjusted Exercise Price for such Ex-Date, then, notwithstanding the foregoing Exercise Price adjustment provisions, the Exercise Price adjustment relating to such Ex-Date will not be made in calculating the number of shares of Common Stock deliverable to such exercising Warrantholder (though it shall nevertheless be taken into account in calculating the relevant Daily Settlement Amount). Instead, such Warrantholder will be treated as if such Warrantholder were the record owner of the shares of Common Stock on an un-adjusted basis and participate in the related dividend, distribution or other event giving rise to such adjustment.
Section 6.02.    Adjustments to Number of Shares. Concurrently with any adjustment to the Exercise Price under Section 6.01, the Number of Shares will be adjusted such that the Number of Shares in effect immediately following the effectiveness of such adjustment will be equal to the Number of Shares in effect immediately prior to such adjustment, multiplied by a fraction, (i) the numerator of which is the Exercise Price in effect immediately prior to such adjustment and (ii) the denominator of which is the Exercise Price in effect immediately following such adjustment.
Section 6.03.    Certain Distributions of Rights and Warrants. (c) Rights or warrants distributed by the Company to all holders of Common Stock entitling the holders thereof to subscribe for or purchase shares of the Company’s Capital Stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events (a “Trigger Event”):
(i)    are deemed to be transferred with such shares of Common Stock;
(ii)    are not exercisable; and
(iii)    are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of Article 6 (and no adjustment to the Exercise Price or the Number of Shares under this Article 6 will be made) until the occurrence of the earliest Trigger Event, whereupon such rights and warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Exercise Price and the Number of Shares shall be made under this Article 6 (subject in all respects to Section 6.04).
(d)    If any such right or warrant is subject to events, upon the occurrence of which such rights or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Record Date with respect to new rights or warrants with such rights (subject in all respects to Section 6.04).
(e)    In addition, except as set forth in Section 6.04, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event (of the type described in Section 6.03(a)) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Exercise Price and the Number of Shares under Article 6 was made (including any adjustment contemplated in Section 6.04), in the case of any such rights or warrants that shall all have been redeemed or repurchased without exercise by the holders thereof, the Exercise Price and the Number of Shares shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a Cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase.
Section 6.04.    Shareholder Rights Plans. To the extent that the Company has a shareholder rights plan in effect upon exercise of the Warrants (i.e., a poison pill), Warrantholders shall receive, in addition to any Common Stock received in connection with such exercise, the rights under the shareholder rights plan, unless prior to any exercise, the rights have separated from the Common Stock, in which case the Exercise Price and the Number of Shares shall be adjusted at the time of separation as if the Company distributed to all holders of Common Stock, shares of Capital Stock, evidences of indebtedness or other assets or property as described in Section 6.01(c), subject to readjustment in the event of the expiration, termination or redemption of such rights.
Section 6.05.    Discretionary Adjustments. The Company may from time to time, to the extent permitted by law and subject to applicable rules of the Nasdaq, decrease the Exercise Price and/or increase the Number of Shares by any amount for any period of at least 20 Business Days, so long as the decrease is irrevocable during the period and the Board of Directors determines in good faith that such decrease would be in the best interest of the Company. In that case, the Company shall give the Warrantholders at least 15 days’ prior notice of such increase or decrease, and such notice shall state the decreased Exercise Price and/or increased Number of Shares and the period during which the decrease and/or increase will be in effect. The Company may make such decreases in the Exercise Price and/or increases in the Number of Shares, in addition to those set forth in this Article 6, as the Board of Directors deems advisable, including to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock in connection with any dividend or distribution of Capital Stock or rights to acquire Capital Stock or from any event treated as such for income tax purposes.
Section 6.06.    Restrictions on Adjustments. (d) Except in accordance with Section 6.01, the Exercise Price and the Number of Shares will not be adjusted for the issuance of Common Stock or any securities convertible into or exchangeable for Common Stock or carrying the right to purchase any of the foregoing.
(e)    Notwithstanding the adjustment provisions in this Warrant Agreement, neither the Exercise Price nor the Number of Shares will be adjusted:
(iv)    upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in shares of Common Stock under any plan;
(v)    upon the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of, or assumed by, the Company or any of its subsidiaries;
(vi)    upon the issuance of any shares of Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in the preceding clause (ii) and outstanding as of the date the Warrants were first issued; or
(vii)    for a change in the par value of the Common Stock.
(f)    If in the future the Common Stock of the Company or any reference property has a designated par value, in no event will the Company adjust the Exercise Price or make a corresponding adjustment to the Number of Shares to the extent that the adjustment would reduce the Exercise Price below the par value per share of Common Stock.
(g)    No adjustment shall be made to the Exercise Price or the Number of Shares for any of the transactions described in Section 6.01 if the Company makes provisions for Warrantholders to participate in any such transaction without exercising their Warrants on a basis and with notice that the Board of Directors determines in good faith to be fair and appropriate.
(h)    Adjustments to the Number of Shares will be calculated to the nearest 1/10,000th of a share. No adjustment shall be made to the Exercise Price, nor will any corresponding adjustment be made to the Number of Shares, unless the adjustment would result in a change of at least 1% of the Exercise Price; provided that any adjustments that are less than 1% of the Exercise Price shall be carried forward and such carried forward adjustments, regardless of whether the aggregate adjustment is less than 1% of the Exercise Price, shall be made (i) upon exercise of any Warrant; (ii) annually, on each May 22 of each year; and (iii) on each of the 10 Scheduled Trading Days immediately prior to the Expiration Date, unless such adjustment has already been made.
(i)    The Company shall not take any action that would result in an adjustment without complying with NASDAQ Market Rule 5635 (which requires stockholder approval of certain issuances of stock), or any similar rule of any other stock exchange on which the Common Stock may be listed, if applicable.
Section 6.07.    Recapitalizations, Reclassifications and Other Changes. (a) If any of the following events occur:
(i)    any recapitalization;
(ii)    any reclassification or change of the outstanding shares of Common Stock (other than changes resulting from a subdivision or combination to which Section 6.01(a) applies);
(iii)    any consolidation, merger or combination involving the Company;
(iv)    any sale, assignment, conveyance, transfer, lease or other disposition to a third party of all or substantially all of the Company’s property and assets; or
(v)    (v) any binding share exchange,
(each such event a “Reorganization Event”), in each case as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets (including Cash or any combination thereof) (the “Reference Property”), then, following the effective time of the transaction, the right to receive shares of Common Stock upon exercise of a Warrant shall be changed to a right to receive, upon exercise of such Warrant with respect to each share of Common Stock for which such Warrant is exercisable, the kind and amount of shares of stock, other securities or other property or assets (including Cash or any combination thereof) that a holder of one share of Common Stock would have owned or been entitled to receive in connection with such Reorganization Event (such kind and amount of Reference Property per share of Common Stock, a “Unit of Reference Property”). In the event holders of Common Stock have the opportunity to elect the form of consideration to be received in a Reorganization Event, the type and amount of consideration into which the Warrants shall be exercisable from and after the effective time of such Reorganization Event shall be deemed to be the weighted average of the types and amounts of consideration received by the holders of Common Stock in such Reorganization Event. The Company shall notify the Warrantholders of such weighted average as soon as practicable after such determination is made. The Company hereby agrees not to become a party to any Reorganization Event unless its terms are consistent with this Section 6.07.
(b)    At any time from, and including, the effective time of a Reorganization Event:
(i)    the Net Share Amount per Warrant shall be a number of Units of Reference Property calculated as set forth in Section 3.04, except that the Daily Settlement Amounts on any Trading Day used to determine such Net Share Amount shall be the Unit Value for such Trading Day;
(ii)    the Company shall pay Cash in lieu of delivering any fraction of a Unit of Reference Property in accordance with Section 3.07 based on the Unit Value as of the Exercise Date; and
(iii)    the Daily Settlement Amounts shall be calculated with respect to a Unit of Reference Property.
(c)    The value of a Unit of Reference Property (the “Unit Value”) shall be determined as follows:
(i)    any shares of common stock of the successor or purchasing corporation or any other corporation that are traded on a national or regional stock exchange included in such Unit of Reference Property shall be valued as if such shares were “Common Stock” using procedures set forth in the definition of “Closing Sale Price” in Section 1.01;
(ii)    any other property (other than Cash) included in such Unit of Reference Property shall be valued in good faith by the Board of Directors or by a New York Stock Exchange member firm selected by the Board of Directors; and
(iii)    any Cash included in such Unit of Reference Property shall be valued at the amount thereof.
(d)    On or prior to the effective time of any Reorganization Event, the Company or the successor or purchasing Person, as the case may be, shall execute an amendment to this Warrant Agreement providing that the Warrants shall be exercisable for Units of Reference Property in accordance with the terms of this Section 6.07. If the Reference Property in connection with any Reorganization Event includes shares of stock or other securities and assets of a Person other than the successor or purchasing Person, as the case may be, in such Reorganization Event, then the Company shall use commercially reasonable efforts to cause such amendment to this Warrant Agreement to be executed by such other Person and such amendment shall contain such additional provisions to protect the interests of the Warrantholders as the Board of Directors shall reasonably consider necessary by reason of the foregoing. Any such amendment to this Warrant Agreement shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 6. In the event the Company shall execute an amendment to this Warrant Agreement pursuant to this Section 6.07, the Company shall promptly file with the Warrant Agent an Officer’s Certificate briefly stating the reasons therefor, the kind or amount of Cash, securities or property or asset that will comprise a Unit of Reference Property after the relevant Reorganization Event, any adjustment to be made with respect thereto and that all conditions precedent have been complied with. The Company shall cause notice of the execution of amendment to be mailed to each Warrantholder, at its address appearing on the Warrant Register, within 20 Business Days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such amendment.
(e)    The above provisions of this Section 6.07 shall similarly apply to successive Reorganization Events.
(f)    If this Section 6.07 applies to any event or occurrence, no other provision of this Article 6 shall apply to such event or occurrence.
(g)    This Section 6.07 does not limit the rights of Warrantholders or the Company’s rights in the event of a Designated Event, including Warrantholders’ right to receive an increase in the number of shares of Common Stock deliverable with respect to such Warrants in connection with a Designated Event under Article 4.
Section 6.08.     Consolidation, Merger and Sale of Assets. (a) The Company may, without the consent of the Warrantholders, consolidate with, merge into or sell, lease or otherwise transfer in one transaction or a series of related transactions the consolidated assets of the Company and its subsidiaries substantially as an entirety to any corporation organized under the laws of the United States or any of its political subdivisions so long as:
(iv)    the successor expressly assumes all the Company’s obligations under this Warrant Agreement and the Warrants; and
(v)    an Officer’s Certificate and an Opinion of Counsel, each stating that the consolidation, merger, sale, lease or other transfer complies with the provisions of this Warrant Agreement, have been delivered to the Warrant Agent.
(b)    In case of any such consolidation, merger, sale, lease or other transfer and upon any such assumption by the successor corporation, limited liability company, partnership or trust, such successor entity shall succeed to and be substituted for the Company with the same effect as if it had been named herein as the Company. Such successor entity thereupon may cause to be signed, and may issue any or all of the Warrants issuable pursuant to this Warrant Agreement which theretofore shall not have been signed by the Company; and, upon the order of such successor entity, instead of the Company, and subject to all the terms, conditions and limitations in this Warrant Agreement prescribed, the Warrant Agent shall authenticate and deliver, as applicable, any Warrants that previously shall have been signed and delivered by the officers of the Company to the Warrant Agent for authentication, and any Warrants which such successor entity thereafter shall cause to be signed and delivered to the Warrant Agent for such purpose.
Section 6.09.    Common Stock Outstanding. For the purposes of this Article 6, the number of shares of Common Stock at any time outstanding shall not include shares held, directly or indirectly, by the Company, but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.
Section 6.10.    Covenant to Reserve Shares for Issuance on Exercise. (a) The Board of Directors has authorized and reserved for issuance the number of shares of Common Stock initially issuable upon the exercise of all outstanding Warrants for shares of Common Stock. The Board of Directors will continue to reserve for the issuance of any additional shares of Common Stock that become issuable upon the exercise of all outstanding Warrants as a result of an adjustment made pursuant to Section 6.02 of this Agreement until the Expiration Date of the Warrants. The Company covenants that all shares of Common Stock that shall be so issuable shall be duly and validly issued, fully paid and non-assessable.
(b)    The Company agrees to authorize and direct its current and future transfer agents for the Common Stock to reserve for issuance the number of shares of Common Stock specified in this Section 6.10. The Company shall instruct the transfer agent to deliver to the Warrant Agent, upon written request from the Warrant Agent in the form separately agreed between the Warrant Agent and the transfer agent, stock certificates (or beneficial interests therein) required to honor outstanding Warrants upon exercise thereof in accordance with the terms of this Warrant Agreement. Promptly after the date of expiration of Warrants, the Warrant Agent shall certify to the Company the aggregate Number of Warrants then outstanding and related aggregate Number of Shares, and thereafter no shares of Common Stock shall be required to be reserved in respect of such Warrants.
(c)    If permitted or required by the rules of any national securities exchange or over the counter market or other domestic market on which the Common Stock is listed at any time, if any, the Company shall apply to have listed or quoted all shares of Common Stock issued upon exercise of the Warrants on any such exchange or market.
Section 6.11.    Company’s Determinations Final. The Company shall be responsible for making all calculations called for under this Warrant Agreement. These calculations include, but are not limited to, the Exercise Date, the Daily VWAP, the Closing Sale Price, the Exercise Price, the Number of Shares (yielding the number of shares of Common Stock or Units of Reference Property, if any, for which a Warrant is exercisable). The Company shall make the foregoing calculations in good faith and, absent manifest error, the Company’s calculations shall be final and binding on Warrantholders. The Company shall provide a schedule of the Company’s calculations to the Warrant Agent, and the Warrant Agent is entitled to rely upon the accuracy of the Company’s calculations without independent verification.
Section 6.12.    Notice of Adjustments. Whenever the Exercise Price and the Number of Shares is adjusted, the Company shall promptly mail to Warrantholders a notice of the adjustment. The Company shall file with the Warrant Agent such notice and an Officer’s Certificate briefly stating the facts requiring the adjustment and the manner of computing it. Such certificate shall be conclusive evidence that the adjustment is correct, and the Warrant Agent shall not be deemed to have any knowledge of any adjustments unless and until it has received such certificate. The Warrant Agent shall not be under any duty or responsibility with respect to any such certificate except to exhibit the same to any Warrantholder desiring inspection thereof.
Section 6.13.    Warrant Agent Not Responsible for Adjustments. The Warrant Agent shall at no time be under any duty or responsibility to any Warrantholder to determine whether any facts exist that may require an adjustment of the Exercise Price and the Number of Shares, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed, herein or in any supplemental agreement provided to be employed, in making the same.
Section 6.14.    Statements on Warrants. The form of Warrant Certificate need not be changed because of any adjustment made pursuant to this Article 6, and Warrant Certificates issued after such adjustment may state the same information (other than the adjusted Exercise Price and the relevant adjusted Number of Shares) as are stated in the Warrant Certificates initially issued pursuant to this Warrant Agreement. However, the Company may at any time in its sole discretion (which shall be conclusive) make any change in the form of Warrant Certificate that it may deem appropriate and that does not materially adversely affect the interest of the Warrantholders; and any Warrant Certificates thereafter issued or countersigned, whether in exchange or substitution for an outstanding Warrant Certificate or otherwise, may be in the form as so changed.
Section 6.15.    Public Announcement of Adjustments. Upon any adjustment of the Exercise Price or the Number of Shares, the Company shall promptly notify the Warrantholders and the Warrant Agent of the details of any such adjustment and issue a press release through Dow Jones & Company, Inc. or Bloomberg Business News or other similarly broad public medium that is customary for such press releases (and make the press release available on the Company’s website).
Section 6.16.    Deferral of Adjustments. In any case in which Section 6.01 provides that an adjustment shall become effective immediately after (a) a Record Date for an event, (b) the effective date (in the case of a subdivision or combination of the Common Stock) or (c) the Offer Expiration Date for any tender or exchange offer pursuant to Section 6.01(e) (each a “Determination Date”), the Company may elect to defer, until the later of the date the adjustment to the Exercise Price and Number of Shares can be definitively determined and the occurrence of the applicable Adjustment Event (as hereinafter defined), (i) issuing to the Warrantholder of any Warrant exercised after such Determination Date and before the occurrence of such Adjustment Event, the additional shares of Common Stock or other securities or assets issuable upon such exercise by reason of the adjustment required by such Adjustment Event over and above the Common Stock issuable upon such exercise before giving effect to such adjustment and (ii) paying to such Warrantholder any amount in Cash in lieu of any fractional share of Common Stock pursuant to Section 3.07. For the purposes of this Section 6.16, the term “Adjustment Event” shall mean (A) in any case referred to in clause (a) or clause (b) hereof, the occurrence of such event, (B) in any case referred to in clause (c) hereof, the date a sale or exchange of Common Stock pursuant to such tender or exchange offer is consummated and becomes irrevocable.
Section 6.17.    Limitations on Adjustment for Issuance of Common Stock or Preferred Stock. Except as specifically set forth herein, the Exercise Price will not be subject to adjustment in the case of the issuance of any shares of Common Stock or Preferred Stock, or securities exchangeable for or convertible into shares of Common Stock or Preferred Stock.
ARTICLE 7
OTHER PROVISIONS RELATING TO RIGHTS OF WARRANTHOLDERS
Section 7.01.    No Rights as Stockholders. Warrantholders shall not be entitled, by virtue of holding Warrants, to vote, to consent, to receive dividends, to receive notice as stockholders with respect to any meeting of stockholders for the election of the Company’s directors or any other matter, or to exercise any rights whatsoever as the Company’s stockholders unless, until and only to the extent such holders become holders of record of shares of Common Stock delivered upon settlement of the Warrants.
Section 7.02.    Mutilated or Missing Warrant Certificates. If any Warrant at any time is mutilated, defaced, lost, destroyed or stolen, then on the terms set forth in this Warrant Agreement, such Warrant may be replaced at the cost of the applicant (including legal fees of the Company) at the office of the Warrant Agent. The applicant for a new Warrant shall, in the case of any mutilated or defaced Warrant Agent, surrender such Warrant to the Warrant Agent and, in the case of any lost, destroyed or stolen Warrant, furnish evidence satisfactory to the Company of such loss, destruction or theft, and, in each case, furnish evidence satisfactory to the Company of the ownership and authenticity of the Warrant together with such indemnity as the Company may require. Any such new Warrant Certificate shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant Certificate shall be at any time enforceable by anyone. An applicant for such a substitute Warrant Certificate shall also comply with such other reasonable regulations and pay such other reasonable charges as the Company or the Warrant Agent may prescribe. All Warrant Certificates shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the substitution for lost, stolen, mutilated or destroyed Warrant Certificates, and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the substitution for and replacement of negotiable instruments or other securities without their surrender.
Section 7.03.    Modification, Waiver and Meetings. (d) This Warrant Agreement may be modified or amended by the Company and the Warrant Agent in writing, without the consent of any Warrantholder, for the purposes of, among other things:
(vi)    adding covenants for the benefit of the Warrantholders;
(vii)    adding a guarantor of the Company’s performance obligations or other security for the benefit of the Warrantholders;
(viii)    surrendering any right or power conferred upon the Company;
(ix)    providing for the settlement upon exercise of Warrants if any reclassification or change of Common Stock or any consolidation, merger, sale, lease or other transfer of the consolidated assets of the Company and its subsidiaries substantially as an entirety occurs;
(x)    providing for the assumption of the Company’s obligations in the case of a merger, consolidation, conveyance, sale, lease or other transfer;
(xi)    adjusting the Exercise Price or the Number of Shares in the manner described in this Warrant Agreement;
(xii)    curing any ambiguity or correcting or supplementing any defective provision contained in this Warrant Agreement; provided that such modification or amendment does not adversely affect the interests of the Warrantholders in any material respect; and
(xiii)    adding or modifying any other provisions that the Company may deem necessary or desirable and which will not adversely affect the interests of the Warrantholders in any material respect.
(e)    Modifications and amendments to this Warrant Agreement or to the terms and conditions of Warrants may also be made by the Company and the Warrant Agent in writing, and noncompliance with any provision of the Warrant Agreement or Warrants may be waived, either:
(vi)    with the written consent of the Warrantholders of Warrants representing a majority of the aggregate Number of Warrants at the time outstanding; or
(vii)    by the adoption of a resolution at a meeting of Warrantholders called with proper notice at which a quorum is present by at least a number of Warrantholders of Warrants representing a majority of the Number of Warrants represented at such meeting.
(f)    However, no such modification, amendment or waiver may, without the written consent or the affirmative vote of each Warrantholder affected:
(iv)    change the Expiration Date;
(v)    increase the Exercise Price or decrease the Number of Shares (except as explicitly set forth in Article 6);
(vi)    impair the right to institute suit for the enforcement of any payment or delivery with respect to the exercise and settlement of any Warrant;
(vii)    except as otherwise expressly permitted by provisions of this Warrant Agreement concerning specified reclassifications or corporate reorganizations, impair or adversely affect the exercise rights of Warrantholders, including any change to the calculation or payment of the Net Share Amount;
(viii)    reduce the percentage of Warrants outstanding necessary to modify or amend this Warrant Agreement or to waive any past default; or
(ix)    reduce the percentage in Warrants outstanding required for any other waiver under this Warrant Agreement.
(g)    The quorum at any meeting called to adopt a resolution will be Persons holding or representing Warrants representing a majority of the aggregate Number of Warrants at the time outstanding.
ARTICLE 8
CONCERNING THE WARRANT AGENT AND OTHER MATTERS
Section 8.01.    Payments Generally. All payments hereunder shall be made in Dollars.
Section 8.02.    Payment of Certain Taxes. (h) The Company shall pay any and all documentary, stamp or similar issue or transfer taxes that may be payable upon the initial issuance of the Warrants hereunder.
(i)    The Company shall pay any and all documentary, stamp or similar issue or transfer taxes that may be payable upon the issuance of Common Stock upon the exercise of Warrants hereunder and the issuance of stock certificates in respect thereof in the respective names of, or in such names as may be directed by, the exercising Warrantholders; provided, however, that, the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such stock certificate, any Warrant Certificates or other securities in a name other than that of the registered holder of the Warrant Certificate surrendered upon exercise of the Warrant, and the Company shall not be required to issue or deliver such certificates or other securities unless and until the Person or Persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.
Section 8.03.    Certain Tax Filings. The Warrant Agent shall prepare and file with the appropriate governmental agency all appropriate tax information forms in respect of any payments made by the Warrant Agent hereunder (including, without limitation, Internal Revenue Service Form 1099-B) during each calendar year, or any portion thereof, during which the Warrant Agent performs services hereunder.
Section 8.04.    Change of Warrant Agent. (j) The Warrant Agent may resign its duties and be discharged from all further duties and liabilities hereunder after giving 60 days’ notice in writing to the Company, except that such shorter notice may be given as the Company shall, in writing, accept as sufficient. If the office of the Warrant Agent becomes vacant by resignation or incapacity to act or otherwise, the Company shall appoint in writing a successor warrant agent in place of the Warrant Agent. If the Company shall fail to make such appointment within a period of 60 days after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated warrant agent or by any holder of Warrants (who shall, with such notice, submit his Warrant Certificate for inspection by the Company), then the holder of any Warrants may apply to any court of competent jurisdiction for the appointment of a successor warrant agent.
(k)    The Warrant Agent may be removed by the Company at any time upon 30 days’ written notice to the Warrant; provided, however, that the Company shall not be required to remove the Warrant Agent until a successor warrant agent meeting the qualifications hereof shall have been appointed. In no event shall the Warrant Agent be required to continue to perform hereunder for more than 30 days following the notice indicated in this Section 8.04(b).
(l)    Any successor warrant agent, whether appointed by the Company or by such a court, shall be a corporation or banking association organized, in good standing and doing business under the laws of the United States of America or any state thereof or the District of Columbia, and authorized under such laws to exercise corporate trust powers and subject to supervision or examination by Federal or state authority and having a combined capital and surplus of not less than $50,000,000. The combined capital and surplus of any such successor warrant agent shall be deemed to be the combined capital and surplus as set forth in the most recent report of its condition published prior to its appointment; provided that such reports are published at least annually pursuant to law or to the requirements of a Federal or state supervising or examining authority. After appointment, any successor warrant agent shall be vested with all the authority, powers, rights, immunities, duties and obligations of its predecessor warrant agent with like effect as if originally named as warrant agent hereunder, without any further act or deed; but if for any reason it becomes necessary or appropriate, the predecessor warrant agent shall execute and deliver, at the expense of the Company, an instrument transferring to such successor warrant agent all the authority, powers and rights of such predecessor warrant agent hereunder; and upon request of any successor warrant agent, the Company shall make, execute, acknowledge and deliver any and all instruments in writing to more fully and effectually vest in and conform to such successor warrant agent all such authority, powers, rights, immunities, duties and obligations. Upon assumption by a successor warrant agent of the duties and responsibilities hereunder, the predecessor warrant agent shall deliver and transfer, at the expense of the Company, to the successor warrant agent any property at the time held by it hereunder. As soon as practicable after such appointment, the Company shall give notice thereof to the predecessor warrant agent, the Warrantholders and each transfer agent for the shares of its Common Stock. Failure to give such notice, or any defect therein, shall not affect the validity of the appointment of the successor warrant agent.
(m)    Any entity into which the Warrant Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Warrant Agent shall be a party, shall be the successor Warrant Agent under this Warrant Agreement without any further act. In case at the time such successor to the Warrant Agent shall succeed to the agency created by this Warrant Agreement, any of the Warrant Certificates shall have been countersigned but not delivered, any such successor to the Warrant Agent may adopt the countersignature of the original Warrant Agent and deliver such Warrant Certificates so countersigned, and in case at that time any of the Warrant Certificates shall not have been countersigned, any successor to the Warrant Agent may countersign such Warrant Certificates either in the name of the predecessor Warrant Agent or in the name of the successor Warrant Agent; and in all such cases Warrant Certificates shall have the full force provided in the Warrant Certificates and in this Warrant Agreement.
(n)    In case at any time the name of the Warrant Agent shall be changed and at such time any of the Warrant Certificates shall have been countersigned but not delivered, the Warrant Agent may adopt the countersignatures under its prior name and deliver such Warrant Certificates so countersigned; and in case at that time any of the Warrant Certificates shall not have been countersigned, the Warrant Agent may countersign such Warrant Certificates either in its prior name or in its changed name; and in all such cases such Warrant Certificates shall have the full force provided in the Warrant Certificates and in this Warrant Agreement.
Section 8.05.    Compensation; Further Assurances. The Company agrees that it will (a) pay the Warrant Agent reasonable compensation for its services as Warrant Agent hereunder and, except as otherwise expressly provided, will pay or reimburse the Warrant Agent upon demand for all reasonable expenses, disbursements and advances incurred or made by the Warrant Agent in accordance with any of the provisions of this Warrant Agreement (including the reasonable compensation, expenses and disbursements of its agents and counsel) except any such expense, disbursement or advance as may arise from its or any of their negligence or bad faith, and (b) perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Warrant Agent for the carrying out or performing of the provisions of this Warrant Agreement.
Section 8.06.    Reliance on Counsel. The Warrant Agent may consult with legal counsel (who may be legal counsel for the Company), and the written opinion of such counsel or any advice of legal counsel subsequently confirmed by a written opinion of such counsel shall be full and complete authorization and protection to the Warrant Agent as to any action taken or omitted by it in good faith and in accordance with such written opinion or advice.
Section 8.07.    Proof of Actions Taken. Whenever in the performance of its duties under this Warrant Agreement the Warrant Agent shall deem it necessary or desirable that any matter be proved or established by the Company prior to taking or suffering or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of bad faith on the part of the Warrant Agent, be deemed to be conclusively proved and established by an Officer’s Certificate delivered to the Warrant Agent; and such Officer’s Certificate shall, in the absence of bad faith on the part of the Warrant Agent, be full warrant to the Warrant Agent for any action taken, suffered or omitted in good faith by it under the provisions of this Warrant Agreement in reliance upon such certificate; but in its discretion the Warrant Agent may in lieu thereof accept other evidence of such fact or matter or may require such further or additional evidence as to it may seem reasonable.
Section 8.08.    Correctness of Statements. The Warrant Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Warrant Agreement or in the Warrant Certificates (except its countersignature thereof) or be required to verify the same, and all such statements and recitals are and shall be deemed to have been made by the Company only.
Section 8.09.    Validity of Agreement. The Warrant Agent shall not be under any responsibility in respect of the validity of this Warrant Agreement or the execution and delivery hereof or in respect of the validity or execution of any Warrant Certificates (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Warrant Agreement or in any Warrant Certificate; nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Common Stock to be issued pursuant to this Warrant Agreement or any Warrants or as to whether any shares of Common Stock will, when issued, be validly issued and fully paid and nonassessable.
Section 8.10.    Use of Agents. The Warrant Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents and the Warrant Agent shall not be responsible for the misconduct or negligence of any agent or attorney, provided due care had been exercised in the appointment and continued employment thereof.
Section 8.11.    Indemnification of Warrant Agent. The Warrant Agent shall incur no liability or responsibility to the Company or to any holder of Warrants for any action taken in reliance on any notice, resolution, waiver, consent, order, certificate, or other paper, document or instrument believed by it to be genuine and to have been signed, sent or presented by the proper party or parties. The Company agrees to indemnify the Warrant Agent and save it harmless against any and all losses, expenses and liabilities, including judgments, costs and reasonable counsel fees, for anything done or omitted in good faith by the Warrant Agent in the execution of this Warrant Agreement or otherwise arising in connection with this Warrant Agreement, except as a result of the Warrant Agent’s negligence or willful misconduct or bad faith.
Section 8.12.    Legal Proceedings. The Warrant Agent shall be under no obligation to institute any action, suit or legal proceeding or to take any other action likely to involve expense unless the Company or one or more Warrantholders shall furnish the Warrant Agent with reasonable security and indemnity for any costs and expenses which may be incurred, but this provision shall not affect the power of the Warrant Agent to take such action as the Warrant Agent may consider proper, whether with or without any such security or indemnity.
Section 8.13.    Other Transactions in Securities of the Company. The Warrant Agent in its individual or any other capacity may become the owner of Warrants or other securities of the Company, or become peculiarly interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Warrant Agent under this Warrant Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.
Section 8.14.    Actions as Agent. The Warrant Agent shall act hereunder solely as agent and not in a ministerial or fiduciary capacity, and its duties shall be determined solely by the provisions hereof. The duties and obligations of the Warrant Agent shall be determined solely by the express provisions of the Warrant Agreement, and the Warrant Agent shall not be liable except for the performance of such duties and obligations as are specifically set forth in the Warrant Agreement. No implied covenants or obligations shall be read into the Warrant Agreement against the Warrant Agent. No provision of the Warrant Agreement shall require the Warrant Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.
Section 8.15.    Appointment and Acceptance of Agency. The Company hereby appoints the Warrant Agent to act as agent for the Company in accordance with the instructions set forth in this Warrant Agreement, and the Warrant Agent hereby accepts the agency established by this Warrant Agreement and agrees to perform the same upon the terms and conditions herein set forth.
Section 8.16.    Liability of Warrant Agent. The Warrant Agent shall not be liable, whether in contract, in tort or otherwise, for anything that it may do or refrain from doing in good faith in connection with this Warrant Agreement, except for its own negligence or willful misconduct or bad faith. To the extent the Warrant Agent is so liable notwithstanding the preceding sentence, the aggregate amount of any such liability shall not exceed $100,000, except to the extent such liability arises as a result of the Warrant Agent’s gross negligence, willful misconduct or bad faith.
Section 8.17.    Successors and Assigns. All the covenants and provisions of this Warrant Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.
Section 8.18.    Notices. Any notice or demand authorized by this Warrant Agreement to be given or made by the Warrant Agent or by any Warrantholder to or on the Company shall be sufficiently given or made if sent by mail first-class, postage prepaid, addressed (until another address is filed in writing by the Company with the Warrant Agent), as follows:
Zions Bancorporation
One South Main Street, 15th Floor
Salt Lake City, Utah 84133
Attention: Chief Financial Officer
With a copy to:
Sullivan & Cromwell LLP
1888 Century Park East, Suite 2100
Los Angeles, California 90067
Attention: Patrick S. Brown
Any notice or demand authorized by this Warrant Agreement to be given or made by any Warrantholder or by the Company to or on the Warrant Agent shall be sufficiently given or made if sent by mail first-class, postage prepaid, addressed (until another address is filed in writing by the Warrant Agent with the Company), as follows:
Zions First National Bank
One South Main Street, 12th Floor
Salt Lake City, Utah 84133
Attention: Shelene Brown
Any notice of demand authorized by this Warrant Agreement to be given or made to any Warrantholder shall be sufficiently given or made if sent by first-class mail, postage prepaid to the last address of such Warrantholder as it shall appear on the Warrant Register. Any notice to the owners of a beneficial interest in a Global Warrant shall be distributed through the Depositary in accordance with the procedures of the Depositary, and such notice shall be deemed to be effective at the time of dispatch to the Depositary.
Section 8.19.    Applicable Law. The validity, interpretation and performance of this Warrant Agreement and of the Warrant Certificates shall be governed by the law of the State of New York without giving effect to the principles of conflicts of laws thereof.
Section 8.20.    Benefit of this Warrant Agreement. Nothing in this Warrant Agreement expressed and nothing that may be implied from any of the provisions hereof is intended, or shall be construed, to confer upon, or give to, any Person other than the parties hereto and the Warrantholders any right, remedy or claim under or by reason of this Warrant Agreement or of any covenant, condition, stipulation, promise or agreement hereof, and all covenants, conditions, stipulations, promises and agreements contained in this Warrant Agreement shall be for the sole and exclusive benefit of the parties hereto and their successors and of the Warrantholders.
Section 8.21.    Registered Warrantholders. Prior to due presentment for registration of transfer, the Company and the Warrant Agent may deem and treat the Person in whose name any Warrants are registered in the Warrant Register as the absolute owner thereof for all purposes whatever (notwithstanding any notation of ownership or other writing thereon made by anyone other than the Company or the Warrant Agent) and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary or be bound to recognize any equitable or other claim to or interest in any Warrants on the part of any other Person and shall not be liable for any registration of transfer of Warrants that are registered or to be registered in the name of a fiduciary or the nominee of a fiduciary unless made with actual knowledge that a fiduciary or nominee is committing a breach of trust in requesting such registration of transfer or with such knowledge of such facts that its participation therein amounts to bad faith.
Section 8.22.    Inspection of this Warrant Agreement. A copy of this Warrant Agreement shall be available at all reasonable times for inspection by any Warrantholder or owner of a beneficial interest in a Global Warrant at the principal office of the Warrant Agent. The Warrant Agent may require any such holder to submit his Warrant Certificate for inspection by it before allowing such holder to inspect a copy of this Warrant Agreement.
Section 8.23.    Headings. The Article and Section headings herein are for convenience only and are not a part of this Warrant Agreement and shall not affect the interpretation thereof.
Section 8.24.    Counterparts. This Warrant Agreement may be executed in any number of counterparts on separate counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.
[Signature Page Follows]
IN WITNESS WHEREOF, this Warrant Agreement has been duly executed by the parties hereto as of the day and year first above written.
ZIONS BANCORPORATION

By:	/s/ Doyle L. Arnold Name: Doyle L. Arnold Title: Vice Chairman and Chief Financial Officer

ZIONS FIRST NATIONAL BANK,
as Warrant Agent

By:	/s/ Shelene Brown Name: Shelene Brown Title: Assistant Vice President

EXHIBIT A
FORM OF WARRANT CERTIFICATE
[FACE]

No. _______________	CUSIP No. 989701 115

[UNLESS THIS GLOBAL WARRANT IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO ZIONS BANCORPORATION (THE “ISSUER”), THE CUSTODIAN OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
TRANSFERS OF THIS GLOBAL WARRANT SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL WARRANT SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE WARRANT AGREEMENT REFERRED TO ON THE REVERSE HEREOF.]**
______________________________
** Bracketed language only appears on Global Warrants held in the name of DTC (or nominee thereof).
ZIONS BANCORPORATION
[Designation of Warrants]
NUMBER OF WARRANTS: [ ] Warrants, each of which is exercisable initially for [ ] share of Common Stock, subject to adjustment as described in the Warrant Agreement dated May 25, 2010 (the “Warrant Agreement”), between Zions Bancorporation (the “Company”) and Zions First National Bank, as Warrant Agent.
EXERCISE PRICE: Initially, $[ ] per share of Common Stock for which a Warrant is exercisable, subject to adjustment as described in the Warrant Agreement.
FORM OF PAYMENT OF EXERCISE PRICE: Net Share Settlement.
FORM OF SETTLEMENT: Upon exercise of any Warrants represented hereby, the Warrantholder shall be entitled to receive, without any payment therefor, a number of shares of Common Stock equal to the Net Share Amount, together with Cash in lieu of any fractional shares, in each case, as described in the Warrant Agreement.
DATES OF EXERCISE: At any time, and from time to time, prior to the Close of Business on the Expiration Date, the Warrantholder shall be entitled to exercise all Warrants then represented hereby and outstanding or any portion thereof (which shall not include any fractional Warrants).
PROCEDURE FOR EXERCISE: Warrants may be exercised by (a) in the case of a Certificated Warrant, surrendering the Warrant Certificate evidencing such Warrant at the principal office of the Warrant Agent (or successor warrant agent), with the exercise notice set forth on the reverse of the Warrant Certificate duly completed and executed, together with any applicable transfer taxes, or (b) in the case of a Global Warrant, complying with the procedures established by the Depositary for the exercise of Warrants.
AUTOMATIC EXERCISE: Any unexercised Warrant shall be automatically exercised for the benefit of the Warrantholder (a) on the Expiration Date if a Warrant is not exercised by the Warrantholder prior to the Close of Business on the Expiration Date, or (b) on the relevant Effective Date upon an occurrence of a Cash Designated Event, in each case of (a) and (b) if any shares of Common Stock or Cash in lieu of any fractional shares are deliverable to the Warrantholder as a result of the Net Share Settlement calculation, or in the case of (b) if additional shares of Common Stock are deliverable as a result of a Designated Event, as of the Expiration Date or such Effective Date, as applicable.
ADJUSTMENTS: The Exercise Price and the Number of Shares will be subject to adjustment upon the occurrence of certain events as described in the Warrant Agreement.
DESIGNATED EVENT: If a Designated Event occurs prior to the Expiration Date and a Warrantholder elects to exercise Warrants in connection with such Designated Event, the number of shares to which the Warrantholder is entitled will be increased with respect to such exercised Warrants, as described in the Warrant Agreement.
ACCOUNTING EVENT: If an Accounting Event occurs prior to the Expiration Date, the Company will have the right to cause all (but not less than all) outstanding Warrants to be exercised on the 27th Trading Day following the Accounting Event Effective Date of such Accounting Event and, in connection with such exercise, the Company will increase the number of shares to which the Warrantholder is entitled with respect to such exercised Warrants, as described in the Warrant Agreement.
EXPIRATION DATE: May 22, 2020.
This Warrant Certificate certifies that , or its registered assigns, is the Warrantholder of the Number of Warrants (the “Warrants”) specified above[, as modified in Schedule A hereto,]** (such number subject to adjustment from time to time as described in the Warrant Agreement).
In connection with the exercise of any Warrants, (a) the Company shall determine the Net Share Amount for each Warrant, and (b) the Company shall, or shall cause the Warrant Agent to, deliver to the exercising Warrantholder, on the applicable Settlement Date, for each Warrant exercised, a number of shares of Common Stock equal to the relevant Net Share Amount together with Cash in lieu of any fractional shares as described in the Warrant Agreement and, in the case of a Designated Event or Accounting Event, such number of additional shares of Common Stock to which the Warrantholder is entitled as a result of an exercise of such Warrant in connection therewith.
Prior to the relevant Exercise Date as described more fully in the Warrant Agreement, Warrants will not entitle the Warrantholder to any of the rights of the holders of shares of Common Stock.
Reference is hereby made to the further provisions of this Warrant Certificate set forth on the reverse hereof, and such further provisions shall for all purposes have the same effect as though fully set forth in this place.
This Warrant Certificate shall not be valid unless countersigned by the Warrant Agent.
In the event of any inconsistency between the Warrant Agreement and this Warrant Certificate, the Warrant Agreement shall govern.
[Signature page follows]

______________________________
** Bracketed language only appears on Global Warrants.

IN WITNESS WHEREOF, Zions Bancorporation has caused this instrument to be duly executed.
Dated: ____________________
ZIONS BANCORPORATION

By:	Name: Title:
Attest
By:
    Assistant Secretary

Countersigned as of the date above written:

ZIONS FIRST NATIONAL BANK, as Warrant Agent

By:
    Authorized Officer
[FORM OF REVERSE OF WARRANT CERTIFICATE]

ZIONS BANCORPORATION
The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants issued by the Company pursuant to a Warrant Agreement, dated May 25, 2010 (the “Warrant Agreement”), between Zions Bancorporation and Zions First National Bank (the “Warrant Agent”), and are subject to the terms and provisions contained in the Warrant Agreement, to all of which terms and provisions each Warrantholder consents by acceptance of this Warrant Certificate or a beneficial interest therein. Without limiting the foregoing, all capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Warrant Agreement. A copy of the Warrant Agreement is on file at the Warrant Agent’s Office.
The Warrant Agreement and the terms of the Warrants are subject to amendment as provided in the Warrant Agreement.
This Warrant Certificate shall be governed by, and interpreted in accordance with, the laws of the State of New York without regard to the conflicts of laws principles thereof.
Exercise Notice
Zions First National Bank
One South Main Street, 12th Floor
Salt Lake City, Utah 84133
Attention: Shelene Brown
The undersigned (the “Registered Warrantholder”) hereby irrevocably exercises ____________ Warrants (the “Exercised Warrants”) and delivers to you herewith a Warrant Certificate or Warrant Certificates, registered in the Registered Warrantholder’s name, representing a Number of Warrants at least equal to the number of Exercised Warrants.
The Registered Warrantholder hereby directs the Warrant Agent to:
(a)    deliver the Net Share Amount for each of the Exercised Warrants as follows:
_______________; and
(b) if the number of Exercised Warrants is less than the Number of Warrants represented by the enclosed Warrant Certificates, to deliver a Warrant Certificate representing the unexercised Warrants to:
_____________________________________________________________________________

Dated:
(Registered Warrantholder)

By:
Authorized Signature
Address:
Telephone:

SCHEDULE A
SCHEDULE OF INCREASES OR DECREASES IN WARRANTS
The initial Number of Warrants represented by this Global Warrant is _______________. In accordance with the Warrant Agreement dated May 25, 2010, between Zions Bancorporation and Zions First National Bank, as Warrant Agent, the following increases or decreases in the Number of Warrants represented by this certificate have been made:

Date	Amount of increase in Number of Warrants evidenced by this Global Warrant	Amount of decrease in Number of Warrants evidenced by this Global Warrant	Number of Warrants evidenced by this Global Warrant following such decrease or increase	Signature of authorized signatory

FORM OF ASSIGNMENT
FOR VALUE RECEIVED, the undersigned assigns and transfers the Warrant(s) represented by this Certificate to:

Name, Address and Zip Code of Assignee

and irrevocably appoints

Name of Agent

as its agent to transfer this Warrant Certificate on the books of the Warrant Agent.
[Signature page follows]
Date: ____________________

Name of Transferee

By:	Name: Title:

(Sign exactly as your name appears on the other side of this Certificate)
NOTICE: The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15.

EXHIBIT B
FORM OF GLOBAL WARRANT LEGEND
UNLESS THIS GLOBAL WARRANT IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO ZIONS BANCORPORATION (THE “ISSUER”), THE CUSTODIAN OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
TRANSFERS OF THIS GLOBAL WARRANT SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL WARRANT SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE WARRANT AGREEMENT REFERRED TO ON THE REVERSE HEREOF.